Exhibit 99.1

Annual Meeting of Shareholders May 3, 2016

Special Cautionary Notice Regarding Forward-Looking Statements During the course of this presentation, there may be projections and forward-looking statements regarding events or the future financial performance of ACNB Corporation. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause actual results to differ materially from the anticipated results expressed in these forward-looking statements. ACNB Corporation assumes no duty to update the forward-looking statements made in this presentation.

Thomas A. Ritter President & Chief Executive Officer

Loans & Deposits At Year-End in Millions of Dollars

Earnings At Year-End in Millions of Dollars 7.4 7.3 7.9 6.7 7.2 8.4 8.5 8.9 9.3 10.3 11.0 0.0 2.0 4.0 6.0 8.0 10.0 12.0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

Book Value Per Share At Year-End in Dollars 12.32 12.90 14.21 14.18 14.90 15.81 16.39 16.98 17.83 18.29 18.99 0.00 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00 20.00 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

KBW Announces 2015 Bank Honor Roll Award Winners 18 U.S. Banking Institutions Recognized for Exceptional 10-Year Track Record NEW YORK--(BUSINESS WIRE)--KBW, a full-service, boutique investment bank and broker-dealer that specializes in the financial services sector, and a wholly owned subsidiary of Stifel Financial Corp. (NYSE:SF), today named 18 U.S. banking institutions to its coveted “Bank Honor Roll” of superior performers. Honor Roll winners are publicly traded banking institutions with more than $500 million in total assets that meet the following three conditions: · No annual loss reported in net income per share before extraordinary items over the past 10 years; · 2015 annual reported net income per share before extraordinary items equal to or greater than peak net income per share over the past 10 years; and · Consecutive increases in net income per share before extraordinary items since 2001. KBW found that 18 banking institutions, out of nearly 400 total companies screened, now qualify for inclu sion on the KBW Bank Honor Roll; down from 25 institutions in the prior year. One new member made this year’s list: ServisFirst Bancshares, Inc. ( SFBS). There are also 17 returning members that made this year’s list: ACNB Corporation (ACNB), Auburn National Bancorporation, Inc. (AUBN), BancFirst Corporation (BANF), Century Bancorp, Inc. (CNBKA), Eagle Bancorp, Inc. (EGBN), Enterprise Bancorp, Inc. (EBTC), First Defiance Financial Corp. (FDEF), First Financial Bankshares, Inc. (FFIN), German American Bancorp, Inc. (GABC), Greene County Bancorp, Inc. (GCBC), Lakeland Financial Corporation (LKFN), Signature Bank (SBNY), Stock Yards Bancorp, Inc. (SYBT), TowneBank (TOWN), U.S. Bancorp (USB), Washington Trust Bancorp, Inc. (WASH), and Wells Fargo & Company (WFC). “The past ten years, which included the financial crisis, have been one of the most challenging decades in the history of U.S. banking, as evidenced by the 527 banks that failed during this period,” noted Fred Cannon, KBW Director of Research. “The Bank Honor Roll allows KBW to recognize banking companies that have differentiated themselves from their peers and succeeded during these volatile times while simultaneously positioning themselves for further growth in what continues to be a challenging o perating environment. Banks continue to grapple with these industry issues, including a 'lower-for-longer' rate scenario and increased economic uncertainty. The KBW Bank Honor Roll acknowledges those banks that remain well-positioned to succeed and have successfully weathered the numerous operating challenges over the last decade.”

David W. Cathell EVP/Treasurer & Chief Financial Officer

Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) The Federal Deposit Insurance Corporation Improvement Act requires that institutions be classified, based on their risk-based capital ratios into one of five defined categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Tier 1 Total Risk-Based Leverage Ratio Capital Ratio FDICIA Standard, Greater Than or Equal To Greater Than or Equal To Well Capitalized 5.0% 10.0% ACNB Bank at 12/31/2015 8.84% 14.48%

Regulation of Bank The Pennsylvania Department of Banking and Securities, which has primary supervisory authority over banks chartered in Pennsylvania, regularly examines banks in such areas as reserves, loans, investments, management practices, and other aspects of operations. The FDIC is the primary federal regulator of state-chartered banks and also regularly examines state-chartered banks for safety and soundness. These examinations are designed for the protection of the subsidiary bank’s depositors rather than ACNB Corporation’s stockholders.

Balance Sheet Trends At Year-End in Millions of Dollars

Net Income At Year-End in Millions of Dollars

Net Interest Income At Year-End in Millions of Dollars

Stockholders’ Equity At Year-End in Millions of Dollars

Book Value Per Share At Year-End in Dollars

Share Price vs. Tangible Book Value At Quarter-End in Dollars Per Share

Total Return Performance

James P. Helt President

Total Loans At Year-End in Millions of Dollars

Allowance for Loan Losses At Year-End as Percentage of Total Loans

Non-Performing Loans At Year-End as Percentage of Total Loans

Other Real Estate Owned At Year-End in Dollars

Net Loan Losses to Total Loans At Year-End as Percentage of Total Loans

Total Deposits At Year-End in Millions of Dollars

Introduced EMV Chip Cards and Rolled Out New Online Banking Platform EMV Chip Card Series

Chambersburg Drive-Up Office – Wayne Avenue

Lincoln Square/Operations Center/North Gettysburg

South Hanover Office

South York Plaza Office

Voted #1 In Hanover & Gettysburg

ACNB Bank Footprint

Lynda L. Glass EVP/Secretary & Chief Governance Officer

Shareholder Profile Number of Outstanding Shares at March 31

Registered Shareholders by Geography Number of Registered Holders at March 31

Registered Shareholders by Share Ownership Number of Registered Holders at March 31

Dividend Reinvestment & Stock Purchase Plan Total Plan Investment at Year-End in Dollars

Karen B. Arthur FVP/Senior Trust Officer

Trust Assets At Year-End in Millions of Dollars

Trust Fee Income At Year-End in Thousands of Dollars

Trust Fee Income by Segment At Year-End in Thousands of Dollars

Trust & Investment Services Offering NOT A DEPOSIT NOT FDIC-INSURED NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY NOT GUARANTEED BY THE BANK MAY GO DOWN IN VALUE $50,000 Minimum Investment Personalized Planning Local Expert Advice Daily Access As of December 31, 2015 92 Accounts $7.9 Million

ACNB Bank Trust & Investment Services First Vice President/Senior Trust Officer Karen B. Arthur - Gettysburg Trust Officers Vice President Daniel K. Baer - Chambersburg Vice President Debra T. Little - Hanover/Gettysburg Vice President Christine R. Settle - Gettysburg Vice President/Trust Investment Manager Mark P. Bernier - Gettysburg Vice President/Trust Investment Officer Thomas A. Holmes - Chambersburg Vice President/Trust Operations Manager Charlene L. Feuchtenberger

Frank C. Russell, Jr. President & CEO

Russell Insurance Group Net Income GAAP Basis at Year-End

Russell Insurance Group EPS Earnings Per Share at Year-End

Russell Insurance Group Total Revenue At Year-End

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